UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 11, 2007
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815

(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

151 East Cliff Road, Suite 10, Burnsville, Minnesota 55337

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (952) 707-5600

(Former name, former address and former fiscal year, if changed since last report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 11, 2007, the Board of Directors of XATA Corporation appointed Thomas G. Hudson to serve as a director of the Company. The Board committees, if any, to which Mr. Hudson will be named have not yet been determined. Upon joining the Board, Mr. Hudson will receive 1,250 non-qualified stock options and 625 shares of restricted stock.
Mr. Hudson is currently retired. He was the Chief Executive Officer of Global Capacity, a start-up company that provides integrated communications logistics solutions worldwide, until May 2007. Prior to joining Global Capacity, Mr. Hudson was the President and Chief Executive Officer of CNT from 1996 to 2005 and in 1999 was appointed Chairman of the Board. CNT, a $400 million provider of storage networking products and services, was sold in May 2005 to McData Corporation.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2007
XATA CORPORATION
By:	/s/ Mark E. Ties
Mark E. Ties, Chief Financial Officer